                               EXHIBIT 15
                                                                    ----------



  COOPERS & LYBRAND




  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C.  20549



  Gentlemen and Ladies:



             Re: Pacific Telesis Group Registration on Form S-3
                    of Trust Originated Preferred Securities
           -------------------------------------------------------


  We are aware that our reports dated May 12, 1995, August 11, 1995, and November 14, 1995 on our reviews of interim financial information of Pacific Telesis Group for the periods ended March 31, 1995, June 30, 1995, and September 30, 1995 included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1993, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


  Very truly yours,






  /s/Coopers & Lybrand
  San Francisco, California

  November 30, 1995